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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as Amended

Filed by the registrant ☐
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-11(c) of §240.14a-12
SI INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SI INTERNATIONAL, INC.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

May 1, 2004

Dear Fellow Stockholder:

        You are invited to attend the SI International, Inc. Annual Meeting of Stockholders to be held on Wednesday, June 16, 2004 at 10:00 a.m., local time, at the Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, Colorado 80906.

        The matters proposed for consideration at the meeting are:

  •
  The election of Ray J. Oleson, General R. Thomas Marsh, and John P. Stenbit as Class II directors serving a three (3) year term;

  •
  The ratification of the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year; and

  •
  The transaction of such other business as may come before the meeting or any adjournment thereof.

        The accompanying Notice of Annual Meeting of Stockholders and proxy statement discuss these matters in further detail. We urge you to review this information carefully.

        You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and proxy statement and to ask questions about our operations and us at the Annual Meeting.

        It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card using the envelope provided. If you do attend the annual meeting, you may withdraw your proxy and vote your shares in person.

Sincerely,
Ray J. Oleson Chairman and Chief Executive Officer

Reston, Virginia
April 23, 2004

SI INTERNATIONAL, INC.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 16, 2004

        You are invited to attend the SI International, Inc. Annual Meeting of Stockholders to be held on Wednesday, June 16, 2004 at 10:00 a.m., local time, at the Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, Colorado 80906.

        The matters proposed for consideration at the meeting are:

  1.
  The election of Ray J. Oleson, General R. Thomas Marsh, and John P. Stenbit as Class II directors serving a three (3) year term.

  2.
  The ratification of the appointment of Ernst & Young LLP as SI International's independent accountants for the current fiscal year.

  3.
  The transaction of such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 21, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,
James E. Daniel Secretary

Reston, Virginia
April 23, 2004

TABLE OF CONTENTS

BENEFICIAL OWNERSHIP
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
OPTION GRANTS
AGGREGATE OPTION EXERCISES AND PERIOD-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARATIVE STOCK PRICE PERFORMANCE GRAPH
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
DEADLINE FOR STOCKHOLDERS PROPOSALS
ADDITIONAL INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SI INTERNATIONAL, INC.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2004

GENERAL

        This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of SI International, Inc. to be held on Wednesday, June 16, 2004 at 10:00 a.m., local time, at the Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, Colorado 80906.

        The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about April 30, 2004. We are also mailing to stockholders, along with this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 27, 2003. The enclosed proxy card is solicited by our Board of Directors and will be voted at the annual meeting and any adjournments thereof. Shares represented by a properly executed proxy card in the accompanying form will be voted at the annual meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board "FOR" each of the proposals presented in this proxy statement. Those recommendations are described later in this proxy statement.

SOLICITATION

        SI International will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement and Form 10-K to beneficial owners of common stock and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING RIGHTS AND OUTSTANDING SHARES

        The Board of Directors has fixed the close of business on April 21, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Votes cast in person or by proxy, abstentions and broker non-votes (which we define below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. Ballots marked "abstain" will be counted as present and entitled to vote for purposes of determining whether a quorum exists for matters subject to a vote by the stockholders. If, with respect to any shares, a broker or other nominee submits a proxy card indicating that instructions have not been received from the beneficial owners or the persons entitled to vote, and if that broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining whether a quorum exists for matters subject to a vote by the stockholders. As of April 1, 2004, we had 8,463,840 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote.

        ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE.

        IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

        YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU ARE PRESENT AT THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON AND THE PROXY WILL NOT BE USED.

        PLEASE READ THE PROXY STATEMENT CONTAINED IN THIS BOOKLET FOR FURTHER INFORMATION CONCERNING THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THE USE OF THE PROXY.

REVOCABILITY OF PROXIES

        The proxy may be revoked at any time before it is exercised pursuant to the delivery of a written notice of revocation to our Corporate Secretary. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: SI International, Inc., 12012 Sunset Hills Road, Suite 800, Reston, Virginia, 20190, Attention: Corporate Secretary. If you attend the annual meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the annual meeting or by voting at the annual meeting in person. The only items of business that the Board intends to present or knows will be presented at the annual meeting are the items discussed in this proxy statement. The proxy confers discretionary authority upon the persons named in it, or their substitutes, to vote on any other items of business that may properly come before the meeting. All holders of record of our common stock at the close of business on April 21, 2004 will be eligible to vote at the annual meeting.

HOUSEHOLDING OF PROXY MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver to you a separate copy of either document if you write the Corporate Secretary at the following address: SI International, Inc., 12012 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary. If you and any other stockholders of the Company want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

BENEFICIAL OWNERSHIP

        The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of April 1, 2004 by:

  •
  Each person we know to beneficially own more than 5% of our common stock,

  •
  Each director and nominee for director,

  •
  Each of our executive officers named in the Summary Compensation Table under "Executive Compensation" below, and

  •
  All of our directors and executive officers as a group.

        The number of shares of common stock outstanding on April 1, 2004 was 8,463,840 shares. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, executive officer or beneficial owner of more than 5% of our common stock, or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the common stock has been determined for this purpose in accordance with the Securities Exchange Act of 1934, as amended, which provides, among other things, that a person is deemed to be the beneficial owner of the common stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the common stock. Unless otherwise indicated below, the address of those identified in the table is SI International, Inc., 12012 Sunset Hills Road, Suite 800, Reston, Virginia 20190.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Ray J. Oleson (1)	291,511	3.4%
Dr. Walter J. Culver (2)	164,826	1.9%
S. Bradford Antle (3)	58,982	*
Thomas E. Dunn (4)	58,486	*
Paul R. Brubaker (5)	5,000	*
Thomas E. Lloyd (6)	58,100	*
Charles A. Bowsher (7)	5,000	*
James E. Crawford III (8)	2,840,370	32.9%
Walter C. Florence (9)	2,840,370	32.9%
Gen. R. Thomas Marsh (USAF — Ret.) (10)	17,592	*
Edward H. Sproat (11)	7,157	*
John P. Stenbit (12)	2,500	*
Frontenac VII Ltd. Partnership (13), 135 South LaSalle St., Ste. 3800, Chicago, IL 60603	2,702,705	31.3%
Frontenac Masters VII Ltd. Partnership (13), 135 South LaSalle St., Ste. 3800, Chicago, IL 60603	135,165	1.6%
FMR Corp., 82 Devonshire Street, Boston, MA 02109 (14)	687,264	8.0%
Mellon Financial Corp., One Mellon Center, Pittsburgh, PA 15258 (15)	472,447	5.5%
All officers and directors as a group (12 individuals) (16)	3,512,024	40.7%

*
Represents less than 1% of our outstanding stock

(1)
Includes 2,000 shares held jointly with Mr. Oleson's spouse; 47,633 shares held by the Oleson L.P., of which Mr. Oleson and members of his immediate family are partners and Mr. Oleson exercises voting and dispository discretion; and approximately 64,370 shares subject to option exercise by Mr. Oleson within 60 days.

(2)
Includes 160,597 shares held jointly with Dr. Culver's spouse, and approximately 4,229 shares subject to option exercise by Dr. Culver within 60 days.

(3)
Includes approximately 33,906 shares subject to option exercise by Mr. Antle within 60 days, 1,000 shares held jointly with Mr. Antle's spouse, 3,000 shares held by Mr. Stephen B. Antle IRA FBO Mr. Stephen B. Antle, and 400 shares, held by Mr. Antle as custodian for his children of which he does not disclaim any beneficial ownership.

(4)
Includes approximately 17,417 shares subject to option exercise by Mr. Dunn within 60 days.

(5)
Includes approximately 5,000 shares subject to option exercise by Mr. Brubaker within 60 days.

(6)
Includes approximately 11,874 shares subject to option exercise by Mr. Lloyd within 60 days.

(7)
Includes approximately 5,000 shares subject to option exercise by Mr. Bowsher within 60 days.

(8)
Includes approximately 2,500 shares subject to option exercise by Mr. Crawford within 60 days, 2,702,705 shares held of record by Frontenac VII, and 135,165 shares held by record by Frontenac Masters VII. Mr. Crawford is a Member of Frontenac Company VII, L.L.C., the general partner of Frontenac VII and Frontenac Masters VII. He disclaims any beneficial ownership of the shares, except to the extent of his pecuniary interest in Frontenac VII and Frontenac Masters VII arising from his role as a Member of Frontenac Company VII, L.L.C.

(9)
Includes approximately 2,500 shares subject to option exercise by Mr. Florence within 60 days, 2,702,705 shares held of record by Frontenac VII, and 135,165 shares held by record by Frontenac Masters VII. Mr. Florence is a limited partner of Frontenac Masters VII and disclaims any beneficial ownership of the shares held by Frontenac VII and Frontenac Masters VII, except to the extent of his pecuniary interest in Frontenac VII and Frontenac Masters VII arising from his role as a limited partner of Frontenac Masters VII.

(10)
Includes approximately 8,805 shares subject to option exercise by General Marsh within 60 days.

(11)
Includes approximately 7,157 shares subject to option exercise by Mr. Sproat within 60 days.

(12)
Includes approximately 2,500 shares subject to option exercise by Mr. Stenbit within 60 days.

(13)
Frontenac Company VII, L.L.C., is the general partner for both Frontenac VII and Frontenac Masters VII and has the sole power to direct the vote of and direct the disposition of the shares held by Frontenac VII and Frontenac Masters VII. Mr. Crawford, Paul D. Carbery, James E. Cowie, Rodney L. Goldstein, Martin J. Koldyke, Laura P. Pearl and Jeremy H. Silverman are members of Frontenac Company VII, L.L.C. with the shared power to direct the voting and disposition of the shares held by Frontenac VII and Frontenac Masters VII. Beneficial ownership is disclaimed by each member of Frontenac Company VII, L.L.C.

(14)
FMR Corp. has the sole power to vote or direct the vote of 139,780 shares, and the sole power to dispose, or direct the disposition of 687,264 shares.

(15)
Mellon Financial Corp. has the sole power to vote, or direct the vote, of 128,197 shares, the shared power to vote, or direct the vote, of 212,350 shares, the sole power to dispose, or direct the disposition of 260,097 shares, and the shared power to dispose, or direct the disposition of 212,350 shares.

(16)
Includes 3,346,766 shares beneficially held by current directors and officers as a group and approximately 165,258 shares subject to option exercisable within 60 days of April 1, 2004 held by current directors and officers as a group.

ELECTION OF DIRECTORS

(PROPOSAL 1)

        General.    The Company's Second Restated Certificate of Incorporation, which we refer to as our Charter, and the Company's Amended and Restated Bylaws, which we refer to as our Bylaws, provide for the classification of the Board of Directors into three classes (designated as Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of SI International or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors.

        Our Board of Directors currently consists of seven (7) members. The Board has adopted written charters for our Board committees described below. The Charter, the Bylaws, and the Board committee charters provide the framework for the Board's governance of the Company. The written charters of our Board committees are available on the "Investors" section of our website at www.si-intl.com.

        There are currently two Class II directors, whose terms expire at the Annual Meeting, two Class III directors, whose terms expire at the 2005 Annual Meeting of Stockholders, and three Class I directors, whose terms expire at the 2006 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

        Each of the nominees for election as a Class II director is currently on the Board of SI International and has indicated his willingness to serve, if elected. If any of the nominees for election as a Class II director should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. If elected at the Annual Meeting, each of the two nominees would serve until the 2007 Annual Meeting (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

        If a quorum is present and no stockholder has exercised cumulative voting rights, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. If a stockholder has exercised cumulative voting rights, the two candidates receiving the highest number of affirmative votes of the shares entitled to be voted for such directors will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

NOMINATION OF CLASS II DIRECTORS

        The names, ages as of April 1, 2004, principal occupations and other information concerning each nominee for Class II director, are set forth below.

        Ray J. Oleson, 59, has served as the Chairman of our board of directors and as our Chief Executive Officer since he founded our company in October 1998. He has held executive positions in our industry since 1977, and management positions since 1969. From 1990 to 1996 he was President and Chief Operating Officer of CACI, Inc., the primary wholly owned subsidiary of CACI International Inc. From 1987 to 1990 Mr. Oleson was the Operating Division President of one of CACI's business units focused on federal government business. From 1985 to 1987 he served as President and Chief Operating Officer of Systems and Applied Sciences Corporation and from 1984 to 1985 he was Vice President, Marketing for that company. From 1977 to 1984 Mr. Oleson served as a Vice President of Computer Sciences Corporation.

        General R. Thomas Marsh (USAF—Ret.), 79, has served on our board of directors since December 1998. From 1996 to 1997, General Marsh served as the Chairman of the President's Commission on Critical Infrastructure Protection. From 1989 to 1991, he served as Chairman of Thiokol Corporation. General Marsh retired from active military duty with the Air Force in 1984. His military career included service as the Commander of the Electronics Division at Hanscom Air Force Base, Massachusetts and Commander of the Air Force Systems Command. He currently serves on the boards of directors of Verint Technology, Inc. and Teknowledge Corporation, and serves as Chairman of the Audit Committee of Teknowledge. He is also an advisor to the Georgia Tech Research Institute and is a Trustee Emeritus of the MITRE Corporation. He is a former Executive Director of the Air Force Aid Society.

        John P. Stenbit, 63, was appointed to our board of directors in April 2004. From 2001 to his retirement in March 2004, Mr. Stenbit served as the Assistant Secretary of Defense for Command, Control, Communications, and Intelligence (C3I) and later as Assistant Secretary of Defense of Networks and Information Integration/Department of Defense Chief Information Officer, the C3I successor organization. From 1977 to 2001, he served as an Executive Vice President of TRW. He was a Fulbright Fellow and Aerospace Corporation Fellow at the Technische Hogeschool, Einhoven, Netherlands. He has chaired the Science and Technology Advisory Panel to the Director of Central Intelligence and the Research, Engineering and Development Advisory Committee for the Administrator of the Federal Aviation Administration. He has also served as a member of the Science Advisory Group to the directors of Naval Intelligence, Science Advisory Group for the Defense Communications Agency, Defense Science Advisory Board, the Navy Studies Board, and the National Research Council Manufacturing Board.

INCUMBENT DIRECTORS

        The names, ages as of April 1, 2004, principal occupations and other information concerning each incumbent director are set forth below.

Incumbent Class I Directors

        Mr. Charles A. Bowsher, 72, was appointed to our board of directors in April 2003. From 1997 to 2001, Mr. Bowsher served on, and as Chairman of, the Public Oversight Board of the SEC Practice Section for the American Institute of Certified Public Accountants (AICPA). From 1981 to 1996, Mr. Bowsher served as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co. for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher currently serves on the board of directors of each of American Express Bank, DeVry, Inc., and Washington Mutual Investors Fund.

        Dr. Walter J. Culver, 66, has served as our Vice Chairman and Director of Major Programs since 2002. Dr. Culver was one of the founders of the company and served on our Board of Directors since 1998 and as our President and Chief Operating Officer from October 1998 to March 2001. From March 2001 until May 2002 he served as Chairman and Chief Executive Officer of SI International Telecom Corporation. He has held executive positions in our industry since 1971, and management positions since 1965. From September 1997 to October 1998 Dr. Culver was self employed as a consultant and the Interim Chief Executive Officer of Aydin Yazilim ve Elektronik Sanayi, A.S., of Ankara, Turkey, a subsidiary of Aydin Corporation. From 1996 to 1997, Dr. Culver served as an Executive Vice President at CACI, Inc. From 1968 to 1990, Dr. Culver held positions at Computer

Sciences Corporation including President of Defense Systems Division, President of a diversified federal division of 2,000 employees, and Corporate Vice President of Systems Integration.

        Edward H. Sproat, 65, has served on our board of directors since November 2000. Mr. Sproat, former President of Network Services at Bell Atlantic, brings over 38 years of experience in the telecommunications field. From June 1993 until his retirement in June 2000, he was President and Chief Operating Officer of Bell Atlantic Networks, which included all of its engineering, procurement, construction and operations. Prior to then, Mr. Sproat served as Vice President of Operations and Chief Operating Officer of Bell Atlantic-New Jersey and Vice President of Operations, Bell Atlantic Business Systems Services and Assistant Vice President of Financial Management for Bell Atlantic. Mr. Sproat formerly served on the Board of Directors of New Jersey Bell and Somerset Medical Center. Mr. Sproat served as a director of Evolving Systems, Inc., a provider of services software products, during calendar year 2002, where he also served as a member of the audit committee.

Incumbent Class III Directors

        James E. Crawford III, 58, has served on our board of directors since October 1998 and is currently a managing director of Frontenac Company LLC, a private equity investment firm. From 1984 to 1992, Mr. Crawford was a general partner of William Blair Venture Management Co., a venture capital fund. From 1986 to 1992, Mr. Crawford was a partner in William Blair & Company, an investment banking firm. Mr. Crawford currently serves on the board of directors of each of Altrio Communications, Inc., Focal Communications Corporation, ypOne Publishing, LLC.

        Walter C. Florence, 34, has served on our board of directors since May 2000 and is currently a managing director of Frontenac Company LLC, a private equity investment firm. Prior to joining Frontenac in 1994, Mr. Florence worked with Bear, Stearns & Co., Inc. Mr. Florence currently serves on the board of directors of each of Altrio Communications, Inc. and ypOne Publishing, LLC.

Election of Additional Directors

        SI International is seeking up to two additional persons to serve as independent directors of the Board. The nomination of a candidate for these Board of Directors positions is subject to recommendation by the Corporate Governance Committee and the appointment of the Board of Directors. The nominees will not be elected by stockholder vote. Newly created directorships may be filled by the affirmative vote of the directors then in office even if less than a quorum of the Board. A director elected by the Board to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

Independence and Composition

        Our Charter, and the National Association of Securities Dealers listing standards, which we refer to as the NASD listing standards, each require that a majority of our Board of Directors are "independent" Directors, as that term is defined in our Charter and the NASD listing standards. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee at a meeting of the full Board, has determined that Messrs. Bowsher, Crawford, Florence, Marsh, and Sproat, representing a majority of our Board of Directors, are "independent" as that term is defined in the NASD listing standards and our Charter.

Stockholder Communications with Directors

        The Company has a process whereby our stockholders can send communications to our Directors. This process is described in detail on our website at www.si-intl.com.

Board and Committee Meetings

        During fiscal year 2003, there were ten meetings of the Board, six of which were telephonic meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively. In addition, the Board took action by unanimous written consent in lieu of meeting four times during fiscal year 2003. Our Board has adopted the position that it is the responsibility of individual Directors to make themselves available to attend scheduled and special Board meetings and the Annual Meeting of Stockholders on a consistent basis. All of our Directors attended the 2003 Annual Meeting of Stockholders.

Committees of the Board

        The Board has an audit committee, a compensation committee and a corporate governance committee, each of which deals with specific areas of the Board's responsibility.

Audit Committee

        The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available on our website at www.si-intl.com. The Audit Committee reviews the professional services provided by our independent accountants, the independence of the accountants from our management, our annual financial statements and our system of internal accounting controls. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder, which we collectively refer to as the Exchange Act, and the NASD listing standards. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee, has determined that all current members of the Audit Committee meet the audit committee composition and independence requirements of the Exchange Act and the NASD listing standards and that Mr. Charles A. Bowsher is an "audit committee financial expert" and an "independent director" as those terms are defined in the Exchange Act.

        The Audit Committee met seven times during fiscal year 2003. From January 1, 2003 until June 6, 2003, the members of the Audit Committee were General R. Thomas Marsh (USAF, Retired), who served as Chairman, and Messrs. Walter Florence and Edward Sproat. Mr. Florence resigned from the Audit Committee on June 6, 2003 and was replaced by Mr. Charles Bowsher. The current members of the Audit Committee are Charles A. Bowsher, who serves as Chairman, General Marsh and Mr. Sproat.

Compensation Committee

        The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available on our website at www.si-intl.com. The proposed NASD listing standards require that the Compensation Committee consist solely of independent Directors. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee, has determined that all current members of the Compensation Committee are "independent" as that term is defined in the NASD listing standards.

        The Compensation Committee met four times during fiscal year 2003. The current members of the Compensation Committee are Mr. James Crawford, who serves as Chairman, and Messrs. Walter Florence and Edward Sproat.

Corporate Governance Committee

        The Board of Directors has established a Corporate Governance Committee. The Corporate Governance Committee is governed by a written charter, a copy of which is available on our website at www.si-intl.com. The Corporate Governance Committee oversees and reviews nominations for our board of directors and evaluates and recommends corporate governance compliance policies and procedures applicable to SI International.

        Our Board has adopted a policy that the Corporate Governance Committee endeavor to identify individuals to serve on the Board who have expertise that is useful to us and complementary to the background, skills and experience of the other members of the Board. The Corporate Governance Committee's assessment of the composition of the Board includes the following considerations: (a) the skills of each member of the Board, which includes an analysis of each director's business and management experience, information technology and government contractor industry experience, professional services industry experience, accounting experience, finance and capital markets experience, and level of understanding of corporate governance regulations and public policy matters, (b) the characteristics of each member of the Board, which includes an analysis of each director's ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) the general composition of the Board of Directors, which includes an analysis of the diversity, age and public company experience of the directors. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders.

        The Corporate Governance Committee also considers Directors nominees recommended by stockholders. The deadline for submissions of proposals for the 2005 annual meeting can be found under the section of this proxy statement captioned "Deadline for Stockholder Proposals."

        Please note that proposals must comply with all of the requirements of Rule 14a-8 as promulgated under the Exchange Act. In addition, any proposals must include the following:

  •
  the name and address of the stockholder submitting the proposal, as it appears on our stock records, and of the beneficial owner thereof;

  •
  the number of shares of stock of each class that are owned beneficially and of record by the stockholder and the beneficial owner;

  •
  a description of all arrangements or understandings between the stockholder and the Director nominee and any other person pursuant to which the nomination is to be made by the stockholder; and

  •
  all information relating to the Director nominee that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a Director nominee and to serving as a Director if elected).

        The Corporate Governance Committee does not evaluate Director candidates recommended by stockholders any differently than it evaluates Director candidates recommended by our Directors, management or employees.

        The NASD listing standards require that the Corporate Governance Committee consist solely of independent Directors. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee, has determined that all current members of the Corporate Committee are "independent" as that term is defined in the NASD listing standards.

        During fiscal 2002, the Corporate Governance Committee met one time with the full Board in attendance. The members of the Corporate Governance Committee are Mr. James Crawford, who serves as its Chairman, and Messrs. Walter Florence and Edward Sproat.

Code of Ethics

        Our Directors, as well as our officers and employees, are also governed by our Code of Ethics, which we refer to as our Code. The Code is available on our website at www.si-intl.com. Amendments to, or waivers from, a provision of the Code that apply to our Directors, executive officers or corporate controller will be posted to our website within five business days following the date of the amendment or waiver.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Messrs. Crawford, Marsh, and Sproat served as the members of the Compensation Committee of our Board of Directors during our recently completed fiscal year 2003. None of these individuals has ever served as an officer or employee of the company.

Director Compensation

        Directors who are also employees do not receive any cash compensation from us for their services as members of the Board. Directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting. In addition, for fiscal 2004, each non-employee Director, will receive $18,000, payable in equal quarterly installments as compensation for their services on the Board and receive $1,000 for their personal attendance at a meeting of the Board. Further, the Chair of the Audit Committee will receive $12,000, payable in equal quarterly installments as compensation for his services as Chairman of the Audit Committee. The chairs of the Compensation and Corporate Governance committees will receive $6,000, payable in equal quarterly installments, as compensation for service as chairmen of these committees.

        Currently, our non-employee Directors are eligible to receive non-qualified stock option grants under our 2002 Stock Incentive Plan. Pursuant to this plan, as currently in effect for fiscal 2004, new non-employee Directors will receive an initial stock option to purchase 10,000 shares of common stock, to be vested over a three (3) year period. Since neither Mr. Crawford nor Mr. Florence previously received an initial stock option grant for their service as non-employee Directors of the Corporation, in January 2004, Messrs. Crawford and Florence received a stock option grant for 10,000 shares of common stock, with 2,500 shares of each grant vesting immediately and the remaining shares vesting in three (3) equal annual installments. In addition, Messrs. Bowsher, Marsh, and Sproat received a stock option grant for 2,500 shares of common stock in January 2004 to vest three years from the grant date of such stock option grants. The exercise price of the options is to be 100% of the fair market value of our common stock on the date of grant.

        We currently have reserved 1,760,000 shares of our common stock for issuance under this plan, subject to increase by an amount determined and approved by the Board not to exceed 160,000 shares in any fiscal year. In March 2004, the Board of Directors increased the number of reserved shares by 160,000 so that the total number of reserved shares increased from 1,600,000 to 1,760,000. In addition to our non-employee Directors, all of our employees are eligible to receive stock option grants under this plan. The Board may terminate the plan at any time.

EXECUTIVE OFFICERS

        As of December 27, 2003 the executive officers of the Company were Ray J. Oleson, Chairman and Chief Executive Officer, Walter J. Culver, Ph.D., Vice Chairman and the following four persons indicated in the table below:

Name, Age	Positions and Offices With the Company	Other Employment in Past Five Years
S. Bradford Antle, 48	President and Chief Operating Officer (since 2001) Executive Vice President (1999-2001)	Director of Engineering with Lockheed Martin Corporation (1996-1999)
Thomas E. Dunn, 52	Executive Vice President, Chief Financial Officer, and Treasurer (since 2001)	Chief Financial Officer of America One Communications (1998-2000) Vice President and Chief Financial Officer of Government Systems, Inc. (1993-1998)
Paul R. Brubaker, 43	Executive Vice President and Chief Marketing Officer (since 2003)
Chief Executive Officer of Aquilent (2002-2003); President and General Manager of Commerce One e-Government Solutions (2001-2003); Deputy Assistant Secretary & Deputy Chief Information Officer, U.S. Department of Defense (1999-2001); Vice President-Strategic Programs, Litton PRC (1997-1999)
Thomas Lloyd, 69	Vice President, Corporate Development (since 2002) Vice President, Mergers and Acquisitions (1998-2002)

EXECUTIVE COMPENSATION

        The following table summarizes, for the last three fiscal years, the compensation paid to or earned by our Chief Executive Officer and our four other most highly paid executive officers (our "named executive officers") serving as such during fiscal 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) *	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)	All other compensation ($)	Notes
Ray J. Oleson Chairman and Chief Executive Officer	2003 2002 2001	$333,776 242,590 192,600	$332,276 — 80,000	— — —	32,160 160,865 11	— — —	$15,174 57,741 52,816	(1) (2) (3)
Walter J. Culver, Ph.D. Vice Chairman and Director of Major Programs	2003 2002 2001	$250,000 250,000 250,000	$62,500 — 37,500	— — —	4,340 21,750 1	— — —	2,400 2,500 1,288	(4)(5) (4) (4)
S. Bradford Antle President and Chief Operating Officer	2003 2002 2001	$218,457 200,000 165,000	$228,350 — 82,500	— — —	14,780 84,731 5	— — —	16,034 11,561 5,163	(6) (7) (4)
Thomas E. Dunn (1) EVP, Chief Financial Officer and Treasurer	2003 2002 2001	$177,945 160,000 150,000	$181,230 — 50,000	— — —	8,700 43,520 5	— — —	2,400 5,031 3,375	(4) (4) (4)
Paul R. Brubaker EVP and Chief Marketing Officer	2003 2002 2001	— — —	— — —	— — —	25,000 — —	— — —	— — —	(8) (8) (8)
Thomas Lloyd VP, Corporate Development	2003 2002 2001	$131,957 122,500 115,000	$57,200 — 25,000	— — —	5,380 29,637 11	— — —	1,043 1,011 2,495	(4) (4) (4)

*
Executive officer bonuses for fiscal year 2003 identified in this table were paid in February 2004.

(1)
Includes approximately $11,700 in aggregate payments on an automobile lease and related expenses, and approximately $1,686 in aggregate payments by the Company to Mr. Oleson's 401(k) account.

(2)
Includes approximately $9,709 in aggregate payments on an automobile lease, approximately $4,652 in aggregate payments by the Company to Mr. Oleson's 401(k) account, and approximately $43,380 in aggregate premium for a split-dollar life insurance policy attributable to fiscal year 2002 and paid during fiscal year 2001.

(3)
Includes $43,380 in aggregate premiums paid on a split-dollar life insurance policy attributable to fiscal year 2001, approximately $8,324 in aggregate payments on an automobile lease, and approximately $1,112 in aggregate payments by the Company to Mr. Oleson's 401(k) account.

(4)
Includes the Company's contribution to the individual's 401(k) account.

(5)
Dr. Culver's bonus for fiscal year 2003, which was paid in February 2004, does not reflect a supplemental bonus that he earned in fiscal year 2004 based upon a particular contract award to the Company.

(6)
Includes approximately $11,846 in aggregate payments on an automobile lease and related expenses, and approximately $2,400 in aggregate payments by the Company to Mr. Antle's 401(k) account.

(7)
Includes approximately $7,793 in aggregate payments on an automobile lease and approximately $3,768 in aggregate payments by the Company to Mr. Antle's 401(k) account.

(8)
Mr. Brubaker began his employment in December 2003.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table shows information with respect to grants of options to the named executive officers for fiscal 2003.

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2003
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Ray J. Oleson	32,160	18.7%	$11.19	01/31/2013	$226,321	$573,541
Walter J. Culver, Ph.D.	4,340	2.5%	$11.19	01/31/2013	30,542	77,399
Walter J. Culver, Ph.D. (*)	5,660	3.3%	$11.19	01/31/2013	—	—
S. Bradford Antle	14,780	8.6%	$11.19	01/31/2013	104,012	263,586
Thomas E. Dunn	8,700	5.1%	$11.19	01/31/2013	61,225	155,156
Paul R. Brubaker	25,000	14.5%	$19.25	12/15/2013	302,656	766,989
Thomas Lloyd	5,380	3.1%	$11.19	01/31/2013	37,861	95,947

*
Vesting of this stock option grant was subject to a contract award that was not received by the Company.

(1)
Amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock options exercised will depend on future performance of our common stock. No assurance can be given that the amounts reflected in these columns will be achieved.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

        The following table sets forth certain information concerning stock options held by the named executive officers as of December 27, 2003.

			Number of Securities Underlying Unexercised Options at End of Fiscal Year
					Value of Unexercised in-the-Money Options at End of Fiscal Year(1)
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ray J. Oleson	—	$—	32,206	160,830	$187,790	$1,028,032
Walter J. Culver, Ph.D.	—	—	4,370	21,720	24,477	138,823
S. Bradford Antle	—	—	16,067	82,599	109,137	563,615
Thomas E. Dunn	—	—	8,715	43,510	50,823	278,120
Paul R. Brubaker	—	—	5,000	20,000	2,900	11,600
Thomas Lloyd	—	—	5,950	29,078	37,271	194,869

(1)
Value is calculated by subtracting the exercise price per share from the last reported sale price of the common stock on December 26, 2003, the last trading day of fiscal 2003, and multiplying the result by the number of shares subject to the option.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the securities authorized for issuance under SI International's equity compensation plans as of December 27, 2003:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (*)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by security holders	1,084,822	$12.89	722,447
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,084,822	$12.89	722,447

*
The number of shares of our common stock reserved for issuance under the Company's 2002 Stock Incentive Plan as of December 27, 2003 was 1,600,000. The Company's 2002 Stock Incentive Plan provides that the number of shares reserved for issuance may be increased annually by the Board by the lesser of (i) 160,000 shares, or (ii) an amount determined by the Board. In March 2004, the Board voted to increase the number of shares reserved for issuance under the 2002 Stock Incentive Plan by 160,000 shares, which increased the total number of shares reserved for issuance under this plan to 1,760,000 shares of our common stock.

Executive Employment Contracts

        In July 2002, we entered into Executive Employment Agreements with each of Ray Oleson, Dr. Walter Culver, S. Bradford Antle, Thomas Lloyd and Thomas Dunn. Pursuant to the terms of these agreements, each executive's employment extends for a period of one year with automatic extensions for one year terms thereafter unless the executive is given notice of termination no later than 90 days prior to the anniversary of the agreement. Under the terms of their agreements and as of December 27, 2003, the base salaries for Messrs. Oleson, Culver, Antle, Lloyd and Dunn were $370,000, $250,000, $252,000, $143,000 and $200,000, respectively. These base salaries are reviewed annually by the Compensation Committee, including most recently in July 2003. Each executive is eligible to receive a bonus following the end of each fiscal year in accordance with the performance-based bonus plans established by the Board of Directors. Each executive is also eligible for equity incentives in the form of executive stock grants and stock option grants. Upon termination other than for cause (as defined in that agreement), the executive will be entitled to receive his base salary, a pro-rata portion of any performance-based bonus and disability, accident and health insurance benefits for the twelve months following termination. According to the terms of the agreement, each executive will be bound by confidentiality and invention assignment provisions and will be prohibited from competing with us for the six months following termination and will be prohibited from soliciting our customers or employees within twelve months following termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On October 29, 1998, Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership and our management team, along with other unaffiliated investors, entered into a limited liability company agreement to govern the affairs of SI International, L.L.C., or the L.L.C., which held a significant number of shares of our common stock and all of the outstanding shares of our preferred stock prior to our initial public offering. Frontenac VII Limited Partnership was the managing member and a unitholder of the L.L.C. and Frontenac Masters VII Limited Partnership, an affiliate of Frontenac VII Limited Partnership, was a unitholder of the L.L.C. Two members of our board of directors, Messrs. Crawford and Florence, are affiliated with Frontenac Company VII, L.L.C., the sole general partner of each of Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership. Each of our Directors, with the exception of Messrs. Bowsher and Sproat, and each of our executive officers, with the exception Mr. Brubaker, beneficially owned, directly or indirectly, units of the L.L.C.

        Immediately prior to the closing of our initial public offering, the L.L.C. distributed substantially all of its assets, consisting almost entirely of our common stock, to its unitholders in accordance with its limited liability company agreement, as amended. On November 22, 2002 the L.L.C. distributed all of its remaining assets to its unitholders.

        Messrs. Oleson, Culver, Lloyd, Antle and Dunn and General Marsh, Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership and SI International, L.L.C. are all parties to our registration rights agreement. Pursuant to the terms of the registration rights agreement, these stockholders have the right to require us to file a registration statement under the Securities Act of 1933, as amended, or the Securities Act, to permit those shares to be sold in the public market. This right may be exercised on three occasions following our initial public offering. These stockholders also have the right to require us on unlimited occasions to file additional registration statements on Form S-3 in order to permit their shares to be sold in the public markets. In addition, in the event that we decide to register any of our securities under the Securities Act, we are required, with certain exceptions, to include in our registration the registrable securities of any holder who so requests. The expenses incurred in such registrations will be borne by us.

        On March 22, 2004, we filed with the Securities and Exchange Commission a registration statement on Form S-3, pursuant to which we may from time to time offer, in one or more series, separately or together, common stock, preferred stock, preferred stock represented by depositary receipts, warrants to purchase common or preferred stock and debt securities. The aggregate initial public offering price of the securities that the company may offer through that prospectus is up to $100,000,000. In addition, up to 1,500,000 shares of common stock, in the aggregate, held by Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership may be offered from time to time in one or more offerings under that prospectus. Upon the sale of all of the securities registered by the selling stockholders pursuant to that registration statement, the holders of approximately 2,000,000 shares of our outstanding common stock will continue to have rights under the registration rights agreement.

        The Company has entered into indemnity agreements with its executive officers and Directors, which provide, among other things, that the Company will indemnify such officer or Director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a Director or executive officer of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws. These agreements are in addition to the indemnification provided to the Company's officers under its Bylaws in accordance with Delaware law.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The following report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by SI International under the Securities Act or the Exchange Act.

Executive Compensation Philosophy

        The Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer, the other executive officers of the Company, and those officers reporting directly to the Chief Executive Officer. The Chief Executive Officer and his management team make recommendations to the Committee regarding base compensation and other short-term and long-term incentive plans designed to reward performance achievements. The Committee also considers peer company compensation data as well as salary and other survey tools provided or available to the Committee.

        Our compensation program and policies are designed to help us attract, motivate and retain executives of outstanding ability in order to maximize return to stockholders. The primary objectives of our executive compensation program are to:

  •
  Provide total compensation opportunities that are competitive with opportunities provided to executives of comparable companies at comparable levels of performance;

  •
  Ensure that our executives' total compensation levels vary based on both our short-term financial performance and growth in stockholder value over time;

  •
  Focus and motivate executives on the achievement of defined objectives; and

  •
  Reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives.

        In designing and administering its executive compensation program, we attempt to strike an appropriate balance among these objectives.

        The Board, through the Compensation Committee, will annually revisit the manner in which it implements our compensation policies in connection with executive staff. Our policies will continue to be designed to align the interests of our executives and senior staff with the long-term interests of the stockholders.

        Our executive compensation programs consist of three principal elements: base salary, short-term incentive cash payments and long-term stock options, each of which is discussed below.

Base Compensation

        Executive compensation is reviewed annually by the Compensation Committee. In fiscal year 2003, executive compensation recommendations were presented to and approved by the Compensation Committee in July 2003, and we anticipate that executive compensation will be reviewed by the Committee this year on or about July 2004.

        The Chief Executive Officer presents to the Committee recommendations for base compensation adjustments for the executive officers and those officers reporting directly to the Chief Executive Officer. Individual adjustments are reviewed and approved by the Committee based upon individual achievement and contribution. In addition, the Committee reviews third party studies providing benchmark data for executive compensation, which it uses in determining the appropriate total executive compensation.

        As part of the annual compensation review during fiscal year 2003, the Committee approved the establishment of executive salary grades with corresponding salary ranges for each grade. The revised structure approved by the Committee was based upon an analysis of the executive compensation of the Company's peer group as set forth in 2003 proxy statement materials. In addition, management engaged a nationally-recognized compensation consultant to assist in developing the salary grade and range information.

Short-Term Incentive Compensation

        Our compensation philosophy emphasized incentive pay to leverage both individual and organizational performance. Our short-term incentive compensation program rewards executives for accomplishing primarily annual, organizational and individual business unit objectives. The program is defined to reward individual achievement of performance objectives based upon the achievement of organizational and business unit goals.

        Bonus eligibility and plan requirements are established at the beginning of each fiscal year. Bonus goals are based upon recommendations made by the Chief Executive Officer and approved by the Board of Directors. The Committee is responsible for reviewing the recommendations made to it based upon the actual fiscal year performance as compared to the bonus goals established by the Board of Directors at the beginning of the fiscal year. The Committee is responsible for approving bonus awards recommended to it for Chief Executive Officer, the other executive officers, and those officers reporting directly to the Chief Executive Officer, and for approving the total actual bonus pool. Bonus awards for fiscal year 2003 were reviewed and approved by the Committee at its meeting in January 2004, and bonus payments were made in February 2004.

Long-Term Incentive Compensation

        The 2002 Stock Incentive Plan is designed to reward executives and other employees for long-term growth consistent with Company performance and stockholder return. The ultimate value of the long-term incentive compensation awards is dependent upon the actual performance of our stock price over time.

        During fiscal year 2003, incentive stock option grant recommendations for the executive officers and the direct reports of the Chief Executive Officer were made and approved in January 2003, with the exception of the stock option grant for Mr. Brubaker, which was approved by the Committee upon his hiring in December 2003. The Committee anticipates that stock option grants to the executive officers and direct reports of the Chief Executive Officers will continue to be reviewed annually at the beginning of each fiscal year.

        During fiscal 2003, approximately 470 employees of SI International received an aggregate of 165,741 stock options at a weighted exercise price of $12.60 per share. All such grants were subject to the terms of the 2002 Stock Incentive Plan or other stock option plans of the Company under which stock options are no longer being issued. Our Chief Executive Officer and our four other highest paid executive officers received stock options during fiscal year 2003 totaling 90,640 shares at prices ranging from $11.19 to $19.25 per share.

Compensation of Chief Executive Officer

        Mr. Oleson has served as the Chairman and Chief Executive Officer since the company was founded in October 1998. The compensation of the Chief Executive Officer was developed based upon data obtained from the 2003 proxy materials of the Company's peer group. This information was further supported by information provided from a nationally recognized compensation consultant engaged by the Company, as well as national and local area salary surveys. In conjunction with this review and based upon this information, the Committee unanimously approved an increase in the base salary of the Chief Executive Officer to $370,000, effective July 2003. In January 2004, the Compensation Committee reviewed the financial and other performance achievements of the Company as compared to the performance objectives established by the Board of Directors at the beginning of fiscal year 2003. Based upon this review and a determination that the Company exceeded both revenue and profitability targets established at the beginning of fiscal year 2003, the Committee approved a bonus in the amount of $335,276 for the Chief Executive Officer for fiscal year 2003 and which was paid in February 2004. In July 2002, SI International entered into an employment agreement with Mr. Oleson, which provides for consecutive one year terms of employment and which may be terminated by either party with 90 days prior written notice. According to the terms of the employment agreement, we will pay Mr. Oleson his currently-approved base salary, which is now $370,000 as approved by the Compensation Committee during July 2003. Mr. Oleson's compensation, including his base salary, is subject to annual review, expected to occur again in July 2004. Mr. Oleson is also eligible, based on achievement of certain performance objectives, to receive an annual bonus of up to 100% of his base salary amount and is entitled to severance pay equal to 12 months salary plus benefits.

Compensation Deductibility

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of the limit. The Board believes that it has structured its current compensation programs in a manner to allow us to fully deduct executive compensation under Section 162(m) of the Internal Revenue Code. The Board will continue to assess the impact of Section 162(m) of the Internal Revenue Code on its compensation practices and determine what further action, if any, is appropriate.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
/s/ James E. Crawford III
James E. Crawford, III, Chairman
/s/ Walter Florence
Walter Florence, Member
/s/ Edward Sproat
Edward Sproat, Member

Dated: March 5, 2004

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by SI International under the Securities Act or the Exchange Act.

        All three (3) of the Audit Committee members are independent and financially literate, as defined by the charter of the Audit Committee, the applicable Securities and Exchange Commission rules, and the listing standards of the NASDAQ National Market. In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for overseeing of the quality and integrity of SI International's financial reporting processes. A current copy of the Audit Committee Charter is available at the "Investor" section of the Company's website located at www.si-intl.com. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States and to issue a report on those consolidated financial statements. The Audit Committee is responsible for monitoring and overseeing these processes.

        In fulfilling its responsibilities set forth in the Audit Committee Charter, the Committee has accomplished the following:

  1.
  It has reviewed and discussed the audited financial statements for fiscal year 2003 with management.

  2.
  It has discussed with the independent accountants, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards (SAS) 61 (Codification of Statements on Accounting Standards), as amended through March 5, 2004, which includes, among other items, matters related to the conduct of the audit of our financial statements.

  3.
  It has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committee), as amended through March 5, 2004, which relates to the accountant's independence from us and our related entities.

  4.
  It has discussed with Ernst & Young LLP their independence from us under Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committee).

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2003 for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS,
/s/ Charles A. Bowsher
Charles A. Bowsher, Chairman
/s/ General R. Thomas Marsh
General R. Thomas Marsh (USAF, Retired), Member
/s/ Edward Sproat
Edward Sproat, Member

Dated: March 5, 2004

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

        The comparisons on the following graph and table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock. The information contained in this table shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

        The following graph compares the cumulative total stockholder return on our common stock from December 30, 2002 (the first trading date of SI International's fiscal year 2003) through December 26, 2003, with the cumulative total return on (i) the Nasdaq Stock Market—U.S. index and (ii) a peer group composed of SI International and the following other Federal Government Service Providers with whom we compete: Anteon International Corp., CACI International Inc., DigitalNet Holdings, Inc., Dynamics Research Corp., ManTech International Corp., MTC Technologies Inc., PEC Solutions Inc., SRA International Inc. and Titan Corp. Our peer group used to include Veridian Corp. but, because all of the capital stock of Veridian Corp. was acquired by General Dynamics during fiscal year 2003, Veridian's stock is no longer listed or publicly traded. Since Veridian's stock can no longer be tracked for purposes of stock price performance, SI International modified its peer group to remove Veridian. Further, during fiscal year 2003, DigitalNet Holdings, Inc., a federal government provider of network services, information security solutions, and application development and integration services, completed an initial public offering with its shares traded on the NASDAQ National Market. SI International has modified its peer group to add DigitalNet because it considers it considers it a comparably-sized company providing similar services to the Federal Government.

        The graph assumes an investment of $100 on December 30, 2002 in each of SI International, the Nasdaq Stock Market—U.S. index and the members of our peer group. The comparison also assumes that all dividends are reinvested and all returns are market-cap weighted. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SI INTERNATIONAL, INC.,
THE NASDAQ STOCK MARKET—U.S. INDEX AND FEDERAL GOVERNMENT SERVICES
PROVIDER INDEX

December 26, 2003
SI International	$195.18
Nasdaq Stock Market U.S. Index	$147.30
Federal Government Services Provider Index	$138.46

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(PROPOSAL 2)

Independent Accountants For 2004

        The Board of Directors, which includes all of the members of the Audit Committee, has selected the firm of Ernst & Young LLP as SI International'sindependent accountants for the current fiscal year. Ernst & Young LLP has served as SI International's independent accountants since May 30, 2002. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of Ernst & Young LLP.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

        If a quorum is present and no stockholder has exercised cumulative voting rights, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote.

Change of Independent Public Accountants

        In May, 2002 we dismissed our independent public accountants, Arthur Andersen LLP, and retained Ernst & Young LLP to act as our independent accountants. Arthur Andersen LLP had been our independent public accountants since 1998. In connection with Arthur Andersen LLP's audit of the consolidated financial statements for the fiscal years 1998, 1999, 2000 and 2001, and in connection with the subsequent period up to their dismissal, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, nor any reportable events. Arthur Andersen LLP's report on our consolidated financial statements for the fiscal years ended 1998, 1999, 2000 and 2001 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope or accounting principles. The decision to change auditors was unanimously approved by our Board of Directors, including all of the members of our Audit Committee. Prior to the dismissal of Arthur Andersen LLP, we had not consulted with Ernst & Young LLP on any accounting matters. SI International's consolidated financial statements for fiscal 2000, 2001 and 2002 have been audited by Ernst & Young LLP.

Fees Paid to Independent Accountants

        The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for fiscal years 2003 and 2002, and fees billed for other services rendered by Ernst & Young LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

Fees	Fiscal Year 2003	Fiscal Year 2002
Audit Fees (1)	$310,000	$405,458
Audit-Related Fees (2)	$265,000	$998,913
Tax Fees (3)	$215,000	$83,480
All Other Fees	—	—

(1)
Audit Fees — These are fees for professional services rendered by Ernst & Young LLP in connection with the audit of the Company's financial statements, including review of financial statements included in the Company's 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. Since we went public in November 2002, we did not have any separate reviews of quarterly filings, such as Form 10-Q filings, in fiscal year 2002. Prior to the removal of Arthur Andersen as its independent public accountant in May 2002, the Company paid Arthur Andersen $155,000 for audit services during fiscal year 2002.

(2)
Audit-Related Fees — These are fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes: employee benefit plan audits; due diligence in connection with potential mergers and acquisitions; consulting on financial accounting/reporting standards, and attest services not required by statute or regulation. Ernst & Young billed the Company an aggregate of $775,000 during fiscal year 2002 related to audits of prior fiscal years and other matters related to the Company's registration statements filed in connection with its initial public offering in November 2002. In addition, during fiscal year 2002 and prior to the removal of Arthur Andersen as its independent public accountant, the Company paid Arthur Andersen $175,000 for services related to the Company's registration statement in connection with its initial public offering and $13,000 for services related to audit of the Company's 401K plan.

(3)
Tax Fees — These are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. This includes: preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from "Audit-Related" items.

(4)
All Other Fees — These are fees for other permissible work performed by Ernst & Young LLP that does not meet the above category descriptions.

        During fiscal year 2003, the Audit Committee adopted a policy of the Company regarding the Pre-Approval of Audit and Non-Audit Services. The Audit Committee monitors audit services engagements, reviews such engagements at least quarterly, and approves any changes in the terms, conditions, fees, or scope of such engagements. The Audit Committee has pre-approved certain services, including the following: 1) services associated with registration statements, periodic reports and other documents filed with the SEC, and services related to securities offerings and responses to SEC comment letters (e.g., consents and comfort letters); 2) consultations and assistance related to accounting, financial reporting or disclosure matters, and the actual or potential impact of final or proposed rules, standards of interpretation by the SEC, FASB, or other regulatory or standard-setting bodies; 3) audit related services; and 4) tax services. The following services require specific pre-approval of the Audit Committee: 1) annual audit services engagement, terms and fees, including required quarterly reviews; 2) attestation engagement for the independent auditor's report on management's report on internal controls for financial reporting; and 3) audit of 401(k) plan(s) for the fiscal year end. In accordance with SEC rules and regulations, the following services will not be provided by the independent auditor: 1) bookkeeping or other services related to the accounting records or financial statements of the Company; 2) financial information systems design and implementation; 3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; 4) actuarial services; 5) internal audit outsourcing; 6) management functions; 7) human resources; 8) broker-dealer, investment adviser or investment banking services; 9) legal services; and 10) expert services unrelated to the audit. A copy of this policy is available on our website, www.si-intl.com, along with a copy of the Charter of the Audit Committee.

        Each year, the independent accountant's retention to audit the Company's financial statements, including the associated fee, is approved by the Audit Committee and the appointment of the independent auditor is presented to the stockholders for ratification. The Audit Committee of the Board of Directors believes that the provision of services by Ernst & Young LLP is compatible with maintaining such auditor's independence.

        During the course of the fiscal year and in accordance with this policy, the Audit Committee will evaluate known potential engagements of the independent accountant, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent accountant's independence from management.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

DEADLINE FOR STOCKHOLDER PROPOSALS

        Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company at our principal executive offices at 12012 Sunset Hills Roads, Reston, Virginia 20190, not later than December 24, 2004 for inclusion in the proxy statement for that meeting. Under our Bylaws, a stockholder must comply with certain procedures to nominate persons for election to the Board of Directors or to propose other business to be considered at an annual meeting of stockholders. These procedures provide that stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely delivered to the Secretary of the Company. The Secretary of the Company generally must receive notice of any such proposal not less than 45 days or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders. Generally, in the case of proposals for the 2005 Annual Meeting of Stockholders, the Secretary of the Company must receive notice at our principal executive offices in Reston, Virginia not earlier than February 15, 2005 and not later than (a) March 16, 2005 (other than proposals intended to be included in the proxy statement and form of proxy, which, as noted above, the Company must receive by December 24, 2004). Generally, such stockholder notice must set forth (i) as to each nominee for director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors under the proxy rules of the SEC, (ii) as to any other business, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of the stockholder (as they appear in the Company's books) and beneficial owner, (b) the class and number of shares of the Company that are owned beneficially and of record by the stockholder and the beneficial owner, and (c) whether either the stockholder or the beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting stock required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting stock to elect the nominee or nominees. A copy of the Company's Bylaws may be obtained from our Corporate Secretary. Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in our proxy materials unless (a) we receive notice of such proposal by the later of the ninetieth day prior to such annual meeting or the 10th day following the day that the notice of the annual meeting was mailed or public disclosure was made, whichever first occurs and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

ADDITIONAL INFORMATION

        Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers and certain persons who own more than 10% of our common stock to file with the Securities and Exchange Commission reports concerning their beneficial ownership of our equity securities. These persons are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms received by us from our directors, officers and greater than 10% beneficial owners, all of these reports were filed on a timely basis with the exception of one filing by Walter J. Culver, one of our Directors and an executive officer, for a stock option grant of 50 shares that should have been filed on Form 3 in November 2002, but which was actually filed on February 10, 2004. We believe that all directors and officers of SI International subject to Section 16(a) reporting are current in their reporting obligations thereunder, except as noted above.

By Order of the Board,
RAY J. OLESON Chairman and Chief Executive Officer

Reston, Virginia
April 23, 2004

(Side 1)

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

The undersigned hereby appoints James E. Daniel III and Thomas E. Dunn proxies, each with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all of the shares of stock of SI International, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Corporation to be held at the Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, Colorado 80906 at 10:00 a.m. on June 16, 2004 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

(SIDE 2)

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.	To elect Ray J. Oleson, General R. Thomas Marsh, and John P. Stenbit as directors serving a three (3) year term.	For all nominees (except as marked to the contrary)	Withhold Authority to vote for all nominees
		☐	☐
2.	To ratify the appointment of Ernst & Young LLP as SI International's independent accountants for the current fiscal year.	FOR	AGAINST	ABSTAIN
		☐	☐	☐
Record Holder Name:
Address:
Shares:

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

In the discretion of the proxies named herein, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
DATED:	,2004
(Signature)
(Signature if held jointly)
PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.